                           SENTINEL GROUP FUNDS, INC.
                           --------------------------

                             ARTICLES SUPPLEMENTARY
                    To Be Effective As Of September 23, 2005

          Sentinel Group Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

          FIRST: Under a power contained in Article Sixth of the charter (the "Charter") of the Corporation, and pursuant to Sections 2-105(c), 2-208 and 2-208.1 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation, by resolutions duly adopted, increased the aggregate number of shares of stock of the Corporation from 2,000,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), to 2,150,000,000 shares of Common Stock and classified and designated such additional authorized shares of Common Stock as follows:

          (a) 50,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class A shares of Sentinel Government Securities Fund (the "Sentinel Government Securities Fund") of the Corporation, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class A shares of Sentinel Government Securities Fund, as set forth in the Charter.

          (b) 20,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class A shares of Sentinel Mid Cap Growth Fund (the "Sentinel Mid Cap Growth Fund") of the Corporation, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class A shares of Sentinel Mid Cap Growth Fund, as set forth in the Charter.

          (c) 10,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class B shares of Sentinel Mid Cap Growth Fund, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class B shares of Sentinel Mid Cap Growth Fund, as set forth in the Charter.

          (d) 10,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class C shares of Sentinel Mid Cap Growth Fund, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class C shares of Sentinel Mid Cap Growth Fund, as set forth in the Charter.

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          (e) 20,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class A shares of Sentinel Capital Opportunity Fund (the "Sentinel Capital Opportunity Fund") of the Corporation, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class A shares of Sentinel Capital Opportunity Fund, as set forth in the Charter.

          (f) 20,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class B shares of Sentinel Capital Opportunity Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class B shares of Sentinel Capital Opportunity Fund, as set forth in the Charter.

          (g) 20,000,000 authorized but unissued shares of Common Stock are hereby classified and designated as additional Class C shares of Sentinel Capital Opportunity Fund, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Class C shares of Sentinel Capital Opportunity Fund, as set forth in the Charter.

          SECOND: Immediately before these Articles Supplementary are accepted for record with the SDAT, the aggregate number of shares of stock of the Corporation are 2,000,000,000 shares of Common Stock, with an aggregate par value of $20,000,000, of which of which 90,000,000 shares of Common Stock are without further classification or designation as to class or series and of which 1,910,000,000 shares of Common Stock are classified and designated as follows:

FUND                            CLASS A       CLASS B      CLASS C      CLASS D       CLASS S
---------------------------   -----------   -----------   ----------   ----------   ----------
Sentinel Capital               20,000,000    20,000,000   20,000,000           --           --
Opportunity Fund
Sentinel Small Company Fund   160,000,000    40,000,000   40,000,000           --           --
Sentinel Mid Cap Growth        25,000,000    10,000,000   20,000,000           --           --
Fund
Sentinel World Fund            15,000,000    20,000,000   10,000,000           --           --

Sentinel Common Stock Fund     75,000,000    20,000,000   10,000,000           --           --
Sentinel Balanced Fund         40,000,000    20,000,000   10,000,000   20,000,000           --
Sentinel  High  Yield  Bond    20,000,000    20,000,000   10,000,000           --           --
Fund
Sentinel Tax-Free Income       25,000,000    20,000,000           --           --           --
Fund
Sentinel New York Tax-Free     20,000,000            --           --           --           --
Income Fund
Sentinel Government            40,000,000            --           --           --           --
Securities Fund

FUND                            CLASS A       CLASS B      CLASS C      CLASS D       CLASS S
---------------------------   -----------   -----------   ----------   ----------   ----------
Sentinel Short Maturity        70,000,000            --           --           --   50,000,000
Government Fund
Sentinel U.S. Treasury        750,000,000   100,000,000           --           --           --
Money Market Fund
Sentinel Capital Markets       20,000,000    10,000,000   10,000,000           --           --
Income Fund
Sentinel Bond Fund             30,000,000    20,000,000           --           --           --
Sentinel Core Mid Cap Fund     20,000,000    10,000,000   10,000,000           --           --
Sentinel Growth Index Fund     20,000,000    20,000,000   20,000,000           --           --

          THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the aggregate number of shares of stock of the Corporation shall be 2,150,000,000 shares of Common Stock, with an aggregate par value of $21,500,000, of which 90,000,000 shares of Common Stock shall be without further classification or designation as to class or series and of which 2,060,000,000 shares of Common Stock shall be classified and designated as follows:

FUND                            CLASS A       CLASS B      CLASS C      CLASS D       CLASS S
---------------------------   -----------   -----------   ----------   ----------   ----------
Sentinel Capital               40,000,000    40,000,000   40,000,000           --           --
Opportunity Fund
Sentinel Small Company Fund   160,000,000    40,000,000   40,000,000           --           --
Sentinel Mid Cap Growth        45,000,000    20,000,000   30,000,000           --           --
Fund
Sentinel World Fund            15,000,000    20,000,000   10,000,000           --           --
Sentinel Common Stock Fund     75,000,000    20,000,000   10,000,000           --           --
Sentinel Balanced Fund         40,000,000    20,000,000   10,000,000   20,000,000           --
Sentinel  High  Yield  Bond    20,000,000    20,000,000   10,000,000           --           --
Fund
Sentinel Tax-Free Income       25,000,000    20,000,000           --           --           --
Fund
Sentinel New York Tax-Free     20,000,000            --           --           --           --
Income Fund
Sentinel Government            90,000,000            --           --           --           --
Securities Fund
Sentinel Short Maturity        70,000,000            --           --           --   50,000,000
Government Fund
Sentinel U.S. Treasury        750,000,000   100,000,000           --           --           --
Money Market Fund
Sentinel Capital Markets       20,000,000    10,000,000   10,000,000           --           --
Income Fund
Sentinel Bond Fund             30,000,000    20,000,000        --              --           --
Sentinel Core Mid Cap Fund     20,000,000    10,000,000   10,000,000           --           --
Sentinel Growth Index Fund     20,000,000    20,000,000   20,000,000           --           --

          FOURTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice

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President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 21st day of September, 2005.

ATTEST:                                               SENTINEL GROUP FUNDS, INC.

By /s/ Kerry A. Jung                                  By /s/ John K. Landy
   ----------------------                                ----------------------
   Kerry A. Jung                                         John K. Landy
   Secretary                                             Vice President